EXHIBIT 11

              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                Three Months Ended  Nine Months Ended
                                                                   September 30,      September 30,
                                                                 ----------------  ------------------
                                                                   2002    2001     2002      2001
                                                                 -------  -------  -------  ---------
Per share income (loss) from continuing operations:

Income (loss) from continuing operations                         $ 7,021  $ 1,172  $17,533  $(20,129)
                                                                 =======  =======  =======  =========

Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                 25,873   21,821   25,800    21,794
  Shares attributable to common stock equivalents outstanding      1,031       74    1,112         -
                                                                 -------  -------  -------  ---------
                                                                  26,904   21,895   26,912    21,794
                                                                 =======  =======  =======  =========

Per share income (loss) from continuing operations - basic       $  0.27  $  0.05  $  0.68  $  (0.92)
                                                                 =======  =======  =======  =========
Per share income (loss) from continuing operations - diluted     $  0.26  $  0.05  $  0.65  $  (0.92)
                                                                 =======  =======  =======  =========

Per share income (loss) from discontinued operations:

Income (loss) from discontinued operations                       $   354  $     -  $   354  $ (6,982)
                                                                 =======  =======  =======  =========

Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                 25,873   21,821   25,800    21,794
  Shares attributable to common stock equivalents outstanding      1,031       74    1,112         -
                                                                 -------  -------  -------  ---------
                                                                  26,904   21,895   26,912    21,794
                                                                 =======  =======  =======  =========

Per share income (loss) from discontinued operations - basic     $  0.01  $     -  $  0.01  $  (0.32)
                                                                 =======  =======  =======  =========
Per share income (loss) from discontinued operations - diluted   $  0.01  $     -  $  0.01  $  (0.32)
                                                                 =======  =======  =======  =========


Net income (loss)                                                $ 7,375  $ 1,172  $17,887  $(27,111)
                                                                 =======  =======  =======  =========

Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                 25,873   21,821   25,800    21,794
  Shares attributable to common stock equivalents outstanding      1,031       74    1,112         -
                                                                 -------  -------  -------  ---------
                                                                  26,904   21,895   26,912    21,794
                                                                 =======  =======  =======  =========

Per share net income (loss) - basic                              $  0.28  $  0.05  $  0.69  $  (1.24)
                                                                 =======  =======  =======  =========
Per share net income (loss) - diluted                            $  0.27  $  0.05  $  0.66  $  (1.24)
                                                                 =======  =======  =======  =========